Exhibit 99.1
Media Relations:	Investor Relations:
Beth Amorosi	Brett Maas
FastLane Communications	Hayden Communications
973.582.3498	646-536-7331
bamorosi@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Management Comments on Recent Stock Activity and Reaffirms Business Outlook

POMPANO BEACH, FL - January 10, 2008 - The Chief Executive Officer of Onstream Media Corporation (NASDAQ: ONSM) (the “Company”), an online service provider of live and on-demand internet video, today commented on recent stock activity and reaffirmed the Company’s fiscal 2008 outlook.

Randy Selman, President and Chief Executive Officer of Onstream Media, stated, “While it is not common practice for us to comment on our stock price, in response to the recent volatility we wanted to assure our shareholders that we believe there is no business performance related issue behind the recent decline in the price of our common stock. As a result, we have requested NASDAQ to review the recent trading activity in our stock. Our business remains well-positioned to meet or exceed our top-line growth target for the current fiscal year. At the present time, our available cash resources are sufficient to execute our business plan and we remain focused on accelerating our organic growth rate and resulting cash flows. We are confident that the execution of our business plan will result in the creation of value for our loyal shareholders, and in fact, several members of the senior management team have recently purchased stock in open market transactions.”

About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

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Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Rodale, Inc., Televisa, WireOne, Shareholder.com (NASDAQ), and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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